                                  EXHIBIT 10.1

                              VIRGINIA GAS COMPANY

                              211 East Main Street
                            Abingdon, Virginia 24210

                                  June 13, 2000

Mr. Michael L. Edwards
Virginia Gas Company
211 East Main Street
Abingdon, Virginia 24210

Dear Mr. Edwards:

         Reference is made to the Agreement and Plan of Reorganization, dated as of June 13, 2000, by and among NUI Corporation, VGC Acquisition, Inc. and Virginia Gas Company (the "Merger Agreement"). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement. Virginia Gas Company, a Delaware corporation, shall hereinafter be referred to as "Employer" and you shall hereinafter be referred to as "Employee."

         Employer and Employee have agreed that, at the Effective Time, Employee shall cease to be an employee of Employer and each Virginia Gas Subsidiary. Employer and Employee also agree that at the Effective Time the Employment Agreement, dated May 23, 1996, between Employer and Employee (the "Employment Agreement") shall terminate and Employee hereby waives and relinquishes any and all rights he may have under the Employment Agreement solely in exchange for the rights and benefits provided to Employee under this Agreement and in a certain Consulting Agreement, which is attached hereto as Exhibit A (the "Consulting Agreement"). Employer and Employee hereby agree to execute the Consulting Agreement at the Effective Time, and Employee hereby agrees to execute but not date the letters of resignation attached hereto as Annex A. It is understood and agreed that in the event that the Merger Agreement shall terminate prior to the Effective Time, the Employment Agreement shall remain in full force and effect in accordance with its terms.

         1. PAYMENTS DUE EMPLOYEE. At the Effective Time, Employer shall pay to Employee, in lieu of any further salary payments for periods subsequent to the Effective Time, an amount equal to the product of (x) the sum of Employee's annual base salary in effect immediately prior to the Effective Time, plus an amount equal to the highest cash bonus awarded with respect to


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Michael L. Edwards
June 13, 2000
Page 2

any fiscal year to Employee during the five (5) fiscal years then most recently ended, multiplied by (y) the number three.

         The amounts set forth above shall be paid to Employee, at Employee's election, either in a lump sum within ten (10) days of the Effective Time or in substantially equal installments over a 36-month period commencing within ten
(10) days of the Effective Time.

         2. WARRANT TERMINATION. Employee agrees that at the Effective Time all outstanding warrants providing for the right to acquire shares of the Employer's Common Stock that are owned as of the date hereof by Employee will be surrendered to the Employer for cancellation.

         3. HEALTH AND INSURANCE. In addition, the Employer shall maintain in full force and effect, for Employee's continued benefit for two (2) years after the Effective Time, all employee health benefit plans, programs or arrangements in which Employee was entitled to participate immediately preceding the Effective Time, provided Employee's continued participation is possible under the general terms and provisions of such plans and programs. In the event that Employee's participation in any such plan or program is prohibited by operation of law or by the terms of such plans or programs as in effect immediately preceding the Effective Time, the Employer shall arrange to provide Employee with benefits substantially similar to those which Employee would have been entitled to receive under such plans and programs. Employer shall assign to Employee, at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Employer and relating specifically to Employee.

         Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise. The amount of any payment provided for in this Agreement shall not be reduced by any compensation earned by Employee or any benefits provided to Employee as the result of employment by another employer after the Effective Time or otherwise. Notwithstanding the foregoing, if as a result of employment by another employer Employee becomes eligible to participate in any plan, program or arrangement that would provide Employee with substantially the same type of coverage as any of the benefits being provided to Employee by the Employer in accordance with this Agreement, the Employer's obligation to provide coverage of the same type shall be correspondingly reduced (whether or not Employee actually accepts coverage under the new employer's plan), subject to any rights that Employee may have to continuation of medical coverage at Employee's own expense under COBRA or any similar law.

         4. TAX MATTERS. In the event that it shall be determined that any payment or benefit received under this Agreement and/or any other plan, arrangement or agreement (a "Payment" or, collectively, the "Payments") would be an "excess parachute payment" (within the meaning of


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Michael L. Edwards
June 13, 2000
Page 3

Section 280G(b)(1) of the Code) subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), the present value of such Payments shall be reduced to the "Reduced Amount." The "Reduced Amount" shall be an amount expressed in present value that maximizes the aggregate present value of the Payments without causing any Payment to be an excess parachute payment subject to the Excise Tax.

         For these purposes, the present value of any non-cash benefit or benefit shall be determined in accordance with Sections 280G(d)(3) and (4) of the Internal Revenue Code of 1986 (the "Code"). The determination whether any Payment would be an excess parachute payment and the calculation of the Reduced Amount shall be made by a law firm or accounting firm selected by the Employer from among those regularly consulted by it regarding Federal income tax matters within the 12 month period preceding the Effective Time, and reasonably acceptable to Employee ("Tax Counsel"). Tax Counsel's opinion shall be delivered to Employee within five (5) days after the Effective Time, and shall contain detailed calculations supporting the determination of the Reduced Amount or of Tax Counsel's determination that no portion of the Payments would be subject to the Excise Tax. Upon Employee's receipt of Tax Counsel's opinion setting forth a Reduced Amount, Employee shall determine which and how much of the Payments shall be eliminated or reduced, provided that, if Employee does not make such determination with ten (10) days of receipt of such opinion, the Employer shall determine which and how much of the Payments shall be eliminated or reduced and shall promptly give Employee written notice thereof. Within five (5) days after Employee gives notice, or upon the expiration of ten (10) days without notice, the Employer shall pay to or distribute to or for the Employee's benefit such amounts as are then due to Employee under this Agreement and shall promptly pay to or distribute to or for the Employee's benefit in the future such amounts as become due to Employee under this Agreement.

         As a result of the uncertainty of the application of Section 280G of the Code at the time of the initial determination hereunder, it is possible that Payments will have been made by the Employer which should not have been made ("Overpayment") or that additional payments which will not have been made by the Employer should have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event it is determined that an Overpayment has been made, Employee shall promptly repay any such Overpayment to the Employer together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code, provided that, no amount shall be payable by Employee to the Employer (or if paid by Employee shall be returned to Employee) if and to the extent such payment would not reduce the amount that is subject to the Excise Tax. In the event it is determined that an Underpayment has been made, any such Underpayment shall be promptly paid by the Employer to or for Employee's benefit together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.


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Michael L. Edwards
June 13, 2000
Page 4


         5. NON-COMPETITION. For a period of three (3) years following the Effective Time, the Employee (either personally or by his agent) shall not, directly or indirectly, with or without compensation, engage in, be employed by, or control, advise, manage or receive any economic benefit from or have interest (whether as a shareholder, director, officer, employee, subcontractor, partner, consultant, proprietor, agent or otherwise) in, any business, company, firm or other entity which is engaged in the business, or conducts activities substantially similar to or likely to be, competitive with the business of Employer, its subsidiaries or affiliates as such business is conducted at the Effective Time, in the Territory (as hereinafter defined). For purposes of this Agreement, the "Territory" shall mean the States of the United States of America located East of the Mississippi River, other than the States of Louisiana and Mississippi.

         For a period of three (3) years following the Effective Time, the Employee shall not either personally or by his agent or by letters, circulars or advertisements, and whether for himself or on behalf of any other person, company, firm or other entity:




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Michael L. Edwards
June 13, 2000
Page 5



         (a) canvass or solicit orders for business or services similar to those provided by Employer or any of its subsidiaries or affiliates from any person, company, firm or other entity who is or has, within two (2) years prior to the date of such action, been a customer of the Employer or any of its subsidiaries or affiliates in the Territory.

         (b) seek to persuade any employee of the Employer or any of its subsidiaries or affiliates to discontinue his or her status or employment therewith or to become employed in the business engaged in by the Employee or activities likely to be competitive with the Employer's business; or

         (c) hire or retain any employee of the Employer or any of its subsidiaries or affiliates at any time within 12 months following the date of cessation of employment of such person with the Employer or any of its subsidiaries or affiliates.

         6. SUCCESSORS, BINDING AGREEMENT. The Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer to expressly, absolutely and unconditionally assume and agree to perform this agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. Failure of the Employer to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement.

         This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would still be payable to Employee hereunder if Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisees, legatee, or other designee or, if there be no such designee, to Employee's estate.

         7. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         9. CHANGES. The parties to this Agreement may, at any time, make changes to any part of this Agreement by mutual consent in writing.


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Michael L. Edwards
June 13, 2000
Page 6


         10.  GOVERNING LAW AND VENUE.

                  (a) The laws of the Commonwealth of Virginia (without the application of conflicts of law principles) shall govern the validity of this Agreement, its interpretation and performance and remedies for contract breach or any other claim related to this Agreement. Any action relating to this Agreement shall be filed or instituted in the appropriate federal or state court in Virginia, which shall be the exclusive venue for resolution of any disputes under this Agreement.

                  (b) If any provision of this Agreement is found to be invalid or unenforceable, that provision shall be construed and applied in a way that comes as close as possible to expressing the intention of the provision and that saves the validity and enforceability of the provision. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         11. EXTENT OF AGREEMENT AND MODIFICATION OF AGREEMENT. This Agreement represents the entire contract between Employer and Employee and supersedes all prior negotiations, representations or agreements, either written or oral, relating to the subject matter of this Agreement. Modifications of this Agreement shall not be binding unless made in writing and signed by an authorized representative, as set forth in Paragraph 9 of this Agreement.

         12. NOTICE. Any information or notices required or permitted under this Agreement shall be deemed to have been sufficiently given if in writing and delivered either personally, by recognized overnight mail service, by regular mail or by telecopier (with confirmation of transmission and receipt) to the undersigned representative or an authorized designee.

                                                      Sincerely,

                                                      VIRGINIA GAS COMPANY



                                                      By: /s/ WILLIAM L. CLEAR
                                                         ----------------------

Agreed to as of the 13th day of
June 2000.



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Michael L. Edwards
June 13, 2000
Page 7


/s/ MICHAEL L. EDWARDS
   ----------------------
Michael L. Edwards



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Michael L. Edwards
June 13, 2000
Page 8


         DISTRIBUTION ELECTION:

         All amounts payable to me in accordance with Paragraph 1 of this Agreement shall be payable as follows (initial only one item):

___________ in a single lump sum payment.

___________ in substantially equal monthly installments over 36 months.



         Michael L. Edwards



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                                                                       Exhibit A

                              CONSULTING AGREEMENT

         THIS AGREEMENT is made and effective on this   day of   , 2000, between
Virginia Gas Company, a Delaware corporation, having its principal place of business located at 200 East Main Street, Abingdon, Virginia (hereinafter referred to as "COMPANY"), and Michael L. Edwards, residing at Abingdon, Virginia (hereinafter referred to as "CONSULTANT").

         WHEREAS, prior to the date of this Agreement, the CONSULTANT held the position of President and Chief Executive Officer of the COMPANY; and

         WHEREAS, the COMPANY has requested the services of CONSULTANT in order to assist the COMPANY in furtherance of its corporate objectives.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained together with the efforts and resources of COMPANY and CONSULTANT extended to satisfy the conditions herein provided, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, COMPANY and CONSULTANT agree as follows:

ARTICLE 1 - SCOPE OF SERVICES AND TERM

         (a) Subject to the terms and conditions of this Agreement, CONSULTANT agrees to provide COMPANY with general consulting services, including but not limited to providing advice and counsel to management, utilizing CONSULTANT's contacts and relationships to further the interests of COMPANY, assisting COMPANY in its business development activities and such other services, all as may be requested by COMPANY from time to time ("Services"). CONSULTANT shall not be obligated to provide Services in excess of eighty (80) hours per calendar month, nor shall CONSULTANT be required to travel extensively outside of Abingdon, Virginia in the performance of the Services.

         (b) The term of this Agreement shall be three (3) years from the date hereof.


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ARTICLE 2 - CONSULTING FEES AND REIMBURSEMENT OF EXPENSES

         COMPANY agrees to pay CONSULTANT the amount of $161,666 per year, payable in equal monthly installments during the term of this Agreement. COMPANY shall also reimburse CONSULTANT for all reasonable and necessary travel and entertainment expenses incurred by CONSULTANT in the performance of the Services hereunder, including, but not limited to transportation expenses, lodging, meals and communication expenses, provided that such travel and entertainment expenses were incurred by CONSULTANT for matters requested by COMPANY and that all travel and entertainment expenses submitted by CONSULTANT to COMPANY are supported by appropriate documentation.

ARTICLE 3 - COPYRIGHTS AND PATENTS

         CONSULTANT shall promptly disclose to COMPANY the products of CONSULTANT's work under this Agreement, and those products will be deemed to be a "work for hire," and COMPANY shall be considered to be the person for whom the work was prepared under all applicable copyright laws. CONSULTANT agrees to give COMPANY or any party designated by COMPANY all and any assistance reasonably required to perfect the rights described in this Article 3.

ARTICLE 4 - OWNERSHIP

         (a) All materials resulting from CONSULTANT's efforts in performing the Services, including documents, calculations, maps, photographs, drawings, computer printouts, notes, samples, specimens and any other pertinent data shall be owned by COMPANY. Such materials shall be delivered by CONSULTANT to COMPANY upon expiration or termination of this Agreement.

         (b) CONSULTANT agrees that all materials resulting from CONSULTANT's efforts in performing the Services will be used for no purpose other than the specific work referenced in this Agreement. Information, data or other documents or materials relating to or deriving from the Services under this Agreement may not be released or published by CONSULTANT without the prior written approval of COMPANY except as provided in this
                  Article 4.


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         (c)      The provisions of this Article 4 shall survive termination of this Agreement.

ARTICLE 5 - TERMINATION OF AGREEMENT

         (a) CONSULTANT may terminate this Agreement at any time upon thirty (30) days written notice to the COMPANY. In the event CONSULTANT terminates this Agreement, COMPANY shall have no obligation to pay CONSULTANT the fees provided in Article 2 from and after the effective date of CONSULTANT'S termination of this Agreement.

         (b) COMPANY may terminate this Agreement only for cause if CONSULTANT engages in willful and wanton misconduct that results in material financial harm to the COMPANY.

         (c) Upon termination of this Agreement, the parties shall promptly return to each other all confidential information as defined in Article 11 of this Agreement.

ARTICLE 6 - CONTRACTUAL RELATIONSHIP

         (a) In the performance of this Agreement, each party is acting independently and is not an agent or representative of the other party. Neither COMPANY nor CONSULTANT has any authority to transact business in the name of or on account of the other or otherwise obligate the other party in any manner. This Agreement shall not constitute a partnership, joint venture or agency.

         (b) CONSULTANT acknowledges and agrees that it, its employees, agents and representatives are not an employee or employees of COMPANY.

         (c) While on COMPANY's premises, CONSULTANT shall comply fully with all applicable COMPANY rules, regulations, policies and procedures.

ARTICLE 7 - ASSIGNMENTS AND SUBCONTRACTS

         CONSULTANT shall not assign, subcontract or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of COMPANY.

ARTICLE 8 - INDEMNIFICATION

         (a) CONSULTANT agrees to defend, indemnify and hold COMPANY and its affiliates harmless from and against any occurrence, liability, judgment, claim,

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

                  award, cost of defense (including attorneys' fees) expense or other responsibility or cost of any nature whatsoever arising (or previously having arisen) derivatively out of any intentional act, negligence, or other act or omission of CONSULTANT.

         (b) COMPANY agrees to defend, indemnify and hold CONSULTANT harmless from and against any occurrence, liability, judgment, claim, award, cost of defense (including attorneys' fees) expense or other responsibility or cost of any nature whatsoever arising out of any intentional act, negligence or other act or omission of COMPANY or any of its affiliates, employees or agents in connection with the performance of CONSULTANT's Services under this Agreement.

ARTICLE 9 - WARRANTY

         (a) CONSULTANT represents and warrants that it shall perform the Services hereunder in a professional and workmanlike manner. Although COMPANY may review and approve various documents, proposals and actions, COMPANY shall not accept, in any manner, responsibility for or relieve CONSULTANT from responsibility for the performance of the Services under this Agreement.

         (b) CONSULTANT represents and warrants that, as of the date of this Agreement, CONSULTANT is not a party to any oral or written contract or understanding with any third party which
                  (i) is inconsistent with this Agreement and/or CONSULTANT's obligations hereunder, or (ii) will in any way limit or conflict with CONSULTANT's ability to perform the Services under this Agreement.

ARTICLE 10 - LAWS AND REGULATIONS

         CONSULTANT shall comply with all federal, state and local laws, ordinances, codes and regulations relating to performance of the Services under this Agreement.

ARTICLE 11 - CONFIDENTIALITY

         (a) Confidential information means all information that is disclosed to CONSULTANT or COMPANY which relates to the other party's business and/or

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


                  technical activities, including, but not limited to, past, present, or future research, development, purchasing, processes, inventions, financing, data processing, software, engineering, sales and marketing and all other business activities and information. CONSULTANT shall hold all such confidential information in trust and confidence for COMPANY and during the term of this Agreement or after expiration or termination of this Agreement, CONSULTANT shall not disclose to any person, firm or corporation, or use for its own business or benefit any information obtained by CONSULTANT in the performance of the Services under this Agreement.

         (b) Upon termination or expiration of this Agreement, COMPANY and CONSULTANT shall return to each other all written or descriptive materials or any related matter of any type, including but not limited to drawings, blueprints, descriptions or other papers or documents which contain any such confidential information.

         (c) CONSULTANT shall not, without the prior written permission of COMPANY, use confidential information for any purpose other than in the performance of the Services under this Agreement.

         (d) The restrictions in this Article 11 shall not apply to confidential information which (i) is or becomes public knowledge through no fault of CONSULTANT; (ii) is lawfully made available to CONSULTANT by an independent third party and such lawful availability can be properly demonstrated; (iii) is already in CONSULTANT's possession at the time of initial receipt from the other party and such prior possession can be properly demonstrated; or (iv) is required by law, regulation, rule, act or order of any governmental authority or agency to be disclosed by CONSULTANT, PROVIDED, HOWEVER, CONSULTANT shall give COMPANY sufficient advance written notice to permit it to seek a protective order or other similar order with respect to the confidential information and,


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


                  thereafter, CONSULTANT shall disclose only the minimum confidential information required to be disclosed in order to comply.

         (e) COMPANY licenses the use of much of its computer software from outside companies. COMPANY does not own this software or its related documentation and, unless specifically authorized, does not have the right to reproduce it. CONSULTANT agrees to use software only in accordance with its license.

         (f) CONSULTANT may be given one or more computer system passwords. Such passwords shall not be given to anyone unless first authorized by a director or officer of COMPANY. CONSULTANT must immediately notify COMPANY's Information Systems Department to facilitate the update of CONSULTANT's password in the event CONSULTANT suspects the password is known to anyone else.

         (g) The provisions of this Article 11 shall survive termination of this Agreement.

ARTICLE 12 - BEST INTERESTS OF COMPANY

         During the term of this Agreement, CONSULTANT agrees to act at all times in what he reasonably believes to be the best interests of the COMPANY.

ARTICLE 13 - CHANGES

         The parties to this Agreement may, at any time, make changes to any part of this Agreement by mutual consent in writing, except that COMPANY may decrease the scope of the Services, in its sole discretion, without the written approval of CONSULTANT.

ARTICLE 14 - GOVERNING LAW AND VENUE

         (a) The laws of the Commonwealth of Virginia (without the application of conflicts of law principles) shall govern the validity of this Agreement, its interpretation and performance and remedies for contract breach or any other claim related to this Agreement. Any action relating to this Agreement shall be filed or instituted in the appropriate federal or state court in Virginia, which shall be the exclusive venue for resolution of any disputes under this Agreement.

         (b) If any provision of this Agreement is found to be invalid or unenforceable, that provision shall be construed and applied in a way that comes as close as possible to expressing the intention of the provision and that saves the validity and enforceability of the provision. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

ARTICLE 15 - EXTENT OF AGREEMENT AND MODIFICATION OF AGREEMENT

         This Agreement represents the entire contract between COMPANY and CONSULTANT and supersedes all prior negotiations, representations or agreements, either written or oral, relating to the subject matter of this Agreement. Modifications of this Agreement shall not be binding unless made in writing and signed by an authorized representative, as set forth in Article 16 of this Agreement.

ARTICLE 16 - NOTICE

         Any information or notices required or permitted under this Agreement shall be deemed to have been sufficiently given if in writing and delivered either personally, by recognized overnight mail service, by regular mail or by telecopier (with confirmation of transmission and receipt) to the undersigned representative or an authorized designee.

ARTICLE 17 - EFFECT OF WAIVER

         No delay or omission to exercise any right or remedy accruing to COMPANY upon any breach or default of CONSULTANT shall impair such right or remedy, or be construed to be a waiver of any such breach or default. Any waiver by COMPANY of any breach or default under this Agreement must be made in writing and executed by an authorized officer of COMPANY.

         IN WITNESS WHEREOF, COMPANY and CONSULTANT have caused this Agreement to be executed by their duly authorized representatives, set forth below.

VIRGINIA GAS COMPANY                           CONSULTANT

Signed by:                                     Signed by:
          ----------------------                         ----------------------
Name:                                                     Michael L. Edwards
      --------------------------
Title:
      ---------------------------



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